Exhibit 99.1

BIOLASE REPORTS 2024 FIRST QUARTER RESULTS; REITERATES FULL-YEAR 2024 GUIDANCE FOR REVENUE GROWTH AND PROFITABILITY

Increased Adoption of Dental Lasers and Improved Cost Structure Position Company for Sustained Long Term Growth and Success

LAKE FOREST, Calif., May 13, 2024 – BIOLASE, Inc. (NASDAQ: BIOL), a leader in dental laser technology, today reported its financial results for the first quarter ended March 31, 2024.

First Quarter Financial Highlights

•
Generated increased adoption of its industry-leading laser, with approximately 67% of U.S. Waterlase sales coming from new customers and approximately 42% from dental specialists
•
Third strongest consumable sales quarter in company history, with consumable sales increasing 14% year over year, largely driven by over 600 subscriptions
•
Gross margin was relatively flat compared to the year-ago quarter; however, it improved by 1% year over year as the Company continues to benefit from 100% of its trunk fiber requirements now being supplied in-house and improved by 7% compared to the prior quarter from inventory adjustments and reserve charges recorded in the fourth quarter ended December 31, 2023
•
Significantly lowered Adjusted EBITDA loss by 21% versus the same quarter last year, as cost reduction initiatives achieved desired outcomes

Full Year 2024 Financial Guidance

•
Reiterates 2024 full-year financial guidance, in which it expects:
o
2024 full-year net revenue to increase between 6% and 8% year over year to between $52 million and $53 million. This reflects the continued adoption of lasers and consumables by the dental community, including general dentists, dental specialists, dental hygienists, and group practice entities (DSOs), offset by the challenging business environment.
o
Positive Adjusted EBITDA results for the full year of 2024 (Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, patent litigation settlements, stock-based and other non-cash compensation, and the change in allowance for doubtful accounts).

“While revenue was slightly down compared to the year-ago quarter, primarily due to the tougher economic climate, I believe the increased adoption of our award-winning lasers is an encouraging sign and a leading indicator that positions us for longer-term success,” commented John Beaver, President and Chief Executive Officer of BIOLASE. “Furthermore, our purposeful and prudent actions have significantly improved our operations as we expanded our gross margin by 700 basis points sequentially, even with the expected lower seasonal revenues, and achieved a 9% reduction year over year in our expense structure. I believe these initiatives and our revenue expansion plans position BIOLASE for success. Moreover, we also strengthened the balance sheet to provide us with the resources necessary to maximize our growth opportunities and to enhance shareholder value.”

First Quarter Financial Results

Net revenue for the quarter ended March 31, 2024, was $10.1 million, a decrease of 3% compared to net revenue of $10.5 million for the quarter ended March 31, 2023. U.S. laser revenue was $2.7 million for the quarter ended March 31, 2024, a decrease of 22% compared to U.S. laser revenue of $3.5 million for the quarter ended March 31, 2023. U.S. consumables and other revenue for the quarter ended March 31, 2024, which consists of revenue from consumable products such as disposable tips, increased 17% year over year. International laser revenue was $2.5 million for the quarter ended March 31, 2024, down 12% compared to $2.8 million for the quarter ended March 31, 2023. International consumables and other revenue for the quarter ended March 31, 2024, which consists of revenue from consumable products such as disposable tips, increased 8% year over year.

Gross margin for the quarter ended March 31, 2024, was 33% compared to 32% for the quarter ended March 31, 2023. Total operating expenses were $7.9 million for the quarter ended March 31, 2024, compared to $8.6 million for the quarter ended March 31, 2023, a 9% decrease year over year. Operating loss for the quarter ended March 31, 2024, was $4.5 million, compared to an operating loss of $5.3 million for the quarter ended March 31, 2023, an improvement of 15% year over year.

The Company had cash and cash equivalents of approximately $6.4 million on March 31, 2024.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss attributable to common stockholders for the quarter ended March 31, 2024, was $6.5 million, or $0.36 per share, compared to a net loss of $5.8 million, or $17.83 per share (as adjusted for the reverse stock split), for the quarter ended March 31, 2023. Adjusted EBITDA for the quarter ended March 31, 2024, was a loss of $3.5 million, or $0.20 per share, compared with an Adjusted EBITDA loss of $4.4 million, or $13.56 per share (as adjusted for the reverse stock split), for the quarter ended March 31, 2023.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the first quarter ended March 31, 2024, and to answer questions. To access the live call, dial 1-877-270-2148 (U.S.) or +1 412-902-6510 (International) and ask to join the BIOLASE call.

A live and archived conference call webcast will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours after the end of the call and will remain available for one week. To access the replay, dial 1-877-344-7529 or +1 412-317-0088 (International) and enter the replay passcode: 4013275.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE's proprietary laser products incorporate approximately 241 active patents and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc,

Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release and includes statements regarding sustained long term growth and success, expected 2024 full-year net revenue to increase between 6% and 8% year over year to between $52 million and $53 million, the continued adoption of lasers and consumables by the dental community, including general dentists, dental specialists, dental hygienists, and group practice entities (DSOs), offset by the challenging business environment, expected positive Adjusted EBITDA results for the full year of 2024, being positioned for longer-term success, maximizing growth opportunities and enhancing shareholder value. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the ability to sustain growth, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, and ability to increase revenue, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Net revenue	$10,131	$10,467
Cost of revenue	6,795	7,130
Gross profit	3,336	3,337
Operating expenses:
Sales and marketing	3,383	4,622
General and administrative	3,196	2,459
Engineering and development	1,283	1,547
Total operating expenses	7,862	8,628
Loss from operations	(4,526)	(5,291)
Gain (loss) on foreign currency transactions	(96)	20
Interest expense, net	(622)	(577)
Other income (loss), net	(1,222)	—
Non-operating loss, net	(1,940)	(557)
Loss before income tax provision	(6,466)	(5,848)
Income tax provision	(19)	(1)
Net loss	(6,485)	(5,849)
Other comprehensive loss items:
Foreign currency translation adjustments	(86)	80
Comprehensive loss	$(6,571)	$(5,769)

Net loss	$(6,485)	$(5,849)
Deemed dividend on convertible preferred stock	—	—
Net loss attributable to common stockholders	$(6,485)	$(5,849)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.36)	$(17.83)
Shares used in the calculation of net loss per share:
Basic and Diluted	17,842	328

BIOLASE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$6,393	$6,566
Accounts receivable, less allowance of $216 and $244 as of March 31, 2024 and December 31, 2023, respectively	5,687	5,483
Inventory	11,273	11,433
Prepaid expenses and other current assets	1,652	1,381
Total current assets	25,005	24,863
Property, plant, and equipment, net	4,846	5,525
Goodwill	2,926	2,926
Right-of-use assets, leases	1,313	1,519
Other assets	263	268
Total assets	$34,353	$35,101
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,915	$6,065
Accrued liabilities	7,589	7,518
Stock warrant liability	3,780	1,363
Deferred revenue, current portion	2,343	2,452
Current portion of term loans	2,800	2,265
Total current liabilities	21,427	19,663
Deferred revenue	223	256
Warranty accrual	598	593
Non-current term loans, net of discount	11,207	11,782
Non-current operating lease liability	542	772
Other liabilities	87	79
Total liabilities	34,084	33,145
Mezzanine Equity:
Series H Convertible Redeemable Preferred stock, par value $0.001 per share	346	346
Series J Convertible Redeemable Preferred stock, par value $0.001 per share	1,857	1,857
Total mezzanine equity	2,203	2,203
Stockholders' equity (deficit):
Common stock, par value $0.001 per share	33	3
Additional paid-in capital	321,957	317,103
Accumulated other comprehensive loss	(639)	(553)
Accumulated deficit	(323,285)	(316,800)
Total stockholders' equity (deficit)	(1,934)	(247)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$34,353	$35,101

BIOLASE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(6,485)	$(5,849)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	660	149
Recoveries of bad debts	(27)	(17)
Amortization of debt issuance costs	125	107
Change in fair value of warrants	556	—
Issuance costs for common stock warrants	830	—
Stock-based compensation	113	691
Gain on disposal of fixed assets	(156)	—
Changes in operating assets and liabilities:
Accounts receivable	(177)	700
Inventory	133	(1,890)
Prepaid expenses and other current assets	(59)	240
Accounts payable and accrued liabilities	(1,308)	303
Deferred revenue	(143)	(92)
Net cash and cash equivalents used in operating activities	(5,938)	(5,658)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	—	(587)
Proceeds from disposal of property, plant, and equipment	197	—
Net cash and cash equivalents provided by (used in) investing activities	197	(587)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock and pre-funded warrants, net of fees	2,784	8,503
Proceeds from the sale of warrants, net of fees	3,020	—
Principal payment on loan	(165)	—
Proceeds from the exercise of common stock warrants	8	14
Net cash and cash equivalents provided by financing activities	5,647	8,517
Effect of exchange rate changes	(79)	79
(Decrease) increase in cash and cash equivalents	(173)	2,351
Cash and cash equivalents, beginning of period	6,566	4,181
Cash and cash equivalents, end of period	$6,393	$6,532
Supplemental cash flow disclosure:
Cash paid for interest	$494	$470
Cash received for interest	$2	$2
Cash paid (received) for income taxes	$8	$(14)
Cash paid for operating leases	$77	$68
Non-cash property, plant and equipment additions acquired under inventory	$27	$—
Common stock issued upon cashless warrant exercise	$1,989	$—
Non-cash right-of-use assets obtained in exchange for lease obligation	$—	$464

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation, stock-based and other non-cash compensation, severance expense, change in allowance for doubtful accounts, increase in inventory reserves, stock warrant issuance costs, and loss on warrants. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
GAAP net loss attributable to common stockholders	$(6,485)	$(5,849)
Deemed dividend on convertible preferred stock	—	—
GAAP net loss	$(6,485)	$(5,849)
Adjustments:
Interest expense, net	622	577
Income tax provision	19	1
Depreciation	660	149
Severance expense	182	—
Change in allowance for doubtful accounts	(27)	(17)
Stock-based and other non-cash compensation	113	691
Stock warrant issuance costs	830	—
Loss on warrants	556	—
Adjusted EBITDA	$(3,530)	$(4,448)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.36)	$(17.83)
Deemed dividend on convertible preferred stock	—	—
GAAP net loss per share, basic and diluted	$(0.36)	$(17.83)
Adjustments:
Interest expense, net	0.03	1.76
Income tax provision	—	—
Depreciation	0.04	0.45
Severance expense	0.01	—
Change in allowance for doubtful accounts	—	(0.05)
Stock-based and other non-cash compensation	0.01	2.11
Stock warrant issuance costs	0.05	—
Loss on warrants	0.02	—
Adjusted EBITDA per share, basic and diluted	$(0.20)	$(13.56)